Columbia Banking System Announces Date of First Quarter 2024 Earnings Release and Conference Call

TACOMA, Wash., April 1, 2024 – Columbia Banking System, Inc. (“Columbia” Nasdaq: COLB), parent company of Umpqua Bank, today announced it will release first quarter 2024 financial results on Thursday, April 25, 2024, after market close. The Company will host a conference call for investors and analysts at 2:00 p.m. PT (5:00 p.m. ET) that same day. During the call, management will discuss Columbia’s first quarter 2024 financial results and provide an update on recent activities. There will be a live question-and-answer session following the presentation. Participants may register for the call using the link below to receive dial-in details and their own unique PINs or register for the listen-only audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BI5839ee065d874d2fa744be1fe2d2558d
Join the audiocast: https://edge.media-server.com/mmc/p/jc6j526v/
Access the replay through the Company’s investor relations page under the “News & Market Data-Event Calendar” section: https://www.columbiabankingsystem.com

About Columbia
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. In March of 2023, Columbia and Umpqua combined two of the Pacific Northwest's premier financial institutions under the Umpqua Bank brand to create one of the largest banks headquartered in the West. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication and expertise of a national bank with a commitment to deliver superior, personalized service. The bank operates in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington and supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Advisors and Columbia Trust Company, a division of Umpqua Bank.

Investor Relations Contact:
Jacquelynne “Jacque” Bohlen
ir@umpquabank.com
(503) 727-4100

Note Regarding Forward Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "expected," "anticipate," "continue," or other comparable words. In addition, all statements other than statements of historical facts that address activities that Columbia expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Columbia, particularly its form 10-K for the Fiscal Year ended December 31, 2023, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.
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